Exhibit 99.1

Enova Announces Senior Management Changes in Finance and Operations Departments and Change of
Auditor

TORRANCE, CA, February 5, 2007 – Enova Systems, (AMEX: ENA and AIM: ENV and ENVS), an early stage production company in an emerging industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems, announced today that Mr. Jarett Fenton has been appointed to the position of Chief Financial Officer. Mr. Fenton joins Enova from The Clarity Group, a professional corporation providing financial reporting and compliance consulting for SEC registrants. Mr. Fenton brings 10 years of experience in finance and accounting. His prior affiliations and work history include PricewaterhouseCoopers, Mazda North American Operations, Edison Mission Energy, Countrywide Financial Corporation and PC Mall Inc. Mr. Fenton has been working as an outside consultant for Enova for the past year and has a strong knowledge of Enova’s business. Mr. Fenton has a Bachelor of Arts in Business Economics with an emphasis in Accounting from the University of California at Santa Barbara, and is a Certified Public Accountant.

Enova President and CEO, Edwin Riddell said, “Jarett will be responsible for the further refinement of Enova’s finance function. His addition will be instrumental in enhancing our growth and exposure within the investment community.”

Mr Fenton replaces Ms. Corinne Bertrand, who has resigned from her position as CFO. Enova President and CEO, Edwin Riddell said, “We thank Mrs. Bertrand for her faithful commitment to Enova.”

Additionally the company is pleased to announce that Mr. Jon Hembree has joined the senior management team. As part of Enova’s bid to strengthen their organization, Mr. Jon Hembree has been appointed Director of the Operational Activities for Enova Systems. Mr Hembree joins Enova from International Truck and Engine, where he spent 14 years, most recently as Program Manager of Hybrid Vehicle Research and Development where he conceptualized, managed and executed International Truck and Engine’s hybrid R&D vehicle deployments. Mr Hembree replaces Mr. John Dexter, who has retired from the company.

“We are pleased that Jon has joined our team. His experience in the OEM arena will help us in entering the Production Hybrid Market segment. Additionally, Jon’s vast knowledge of hybrid systems is significant to our growth as a premier hybrid supplier” stated Mike Staran, Enova’s new Executive Vice President.

Mr. Hembree brings over 20 years of experience in product design, testing and development. He also has significant knowledge in product process conceptualization, process quality planning, validation, start-up and ongoing operations management, as well as supply chain development and maturation. His prior affiliations and work history range from organizations such as the US Department of Energy, the US EPA, Ford Motor Company, ITT Aerospace, and Ford Aerospace to suppliers such as Eaton, Parker, TRW, Southwest Research, National Renewable Energy Lab and the National Energy Technology Lab. Mr. Hembree holds a Bachelor of Science degree in Automated Manufacturing Engineering and an Associate of Science in Tool and Die Design Engineering.

In another move to strengthen Enova Systems position in the marketplace and enhance communications on financial matters, we have engaged, as of January 31, 2007, PMB + Helin Donovan consultants and certified public accountants to replace Windes & McClaughry Accountancy Corporation as the Company’s auditor firm.

Enova President and CEO, Edwin Riddell said, “2007 is shaping up to be a pivotal year for Enova. We look towards the future with anticipation and excitement.”

About Enova:
Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.
19850 South Magellan Drive
Torrance, CA 90502
310-527-2800
Contact: Mike Staran, Executive Vice President/Investor Relations

Additional Information:
This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2005.